UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 17, 2014 (July 17, 2014)

MEMORIAL PRODUCTION PARTNERS LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35364	90-0726667
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney, Suite 2100 Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 588-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture

On July 17, 2014, Memorial Production Partners LP (the “Partnership”) and Memorial Production Finance Corporation (“Finance Corp” and, together with the Partnership, the “Issuers”), completed their private placement of $500,000,000 in aggregate principal amount of the Issuers’ 6.875% Senior Notes due 2022 (the “Notes”) to Barclays Capital Inc. and the other initial purchasers (collectively, the “Initial Purchasers”). The Notes were sold to the Initial Purchasers at 98.485% of par. The Notes were issued pursuant to an indenture, dated July 17, 2014 (the “Indenture”), among the Issuers, the subsidiary guarantors named therein (the “Guarantors”) and U.S. Bank National Association, as trustee.

The Notes are the general unsecured senior obligations of the Issuers. The Notes rank equally in right of payment with all of the Issuers’ existing and future senior unsecured indebtedness, including the Issuers’ existing 7.625% Senior Notes due 2021, and senior in right of payment to any of the Issuers’ future subordinated indebtedness. The Notes are effectively junior in right of payment to all of the Issuers’ existing and future secured indebtedness and other secured obligations, including borrowings outstanding under the Partnership’s revolving credit facility, to the extent of the value of the assets securing such indebtedness and obligations. The Notes are structurally junior to all existing and future indebtedness and other liabilities of any non-guarantor subsidiaries. The Notes are fully and unconditionally guaranteed on a senior unsecured basis by each of the Guarantors and by certain future subsidiaries of the Partnership.

Maturity and Interest

The Notes will mature on August 1, 2022, and interest is payable on the Notes on February 1 and August 1 of each year, commencing February 1, 2015.

Redemption

The Issuers may redeem all or any part of the Notes at a “make-whole” redemption price specified in the Indenture, plus accrued and unpaid interest, at any time before August 1, 2017. The Issuers may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of the Notes before August 1, 2017 in an amount not greater than the net cash proceeds from certain equity offerings at a redemption price of 106.875% of the principal amount of the notes redeemed, plus accrued and unpaid interest, if any, under certain circumstances. In addition, the Issuers have the option to redeem all or a portion of the Notes at any time on or after August 1, 2017 at the redemption prices specified in the Indenture plus accrued and unpaid interest, if any. The Issuers may also be required to repurchase the Notes upon a change of control.

Certain Covenants

The Indenture restricts the Partnership’s ability, and the ability of the Partnership’s restricted subsidiaries, to: (i) incur, assume or guarantee additional indebtedness or issue certain types of equity securities; (ii) pay distributions on, purchase or redeem units or purchase or redeem subordinated debt; (iii) make certain investments; (iv) enter into certain transactions with affiliates; (v) create or incur liens on their assets; (vi) sell assets; (vii) consolidate, merge or transfer all or substantially all of their assets; (viii) enter into agreements that restrict distributions or other payments from the Partnership’s restricted subsidiaries; and (ix) create unrestricted subsidiaries. These covenants are subject to a number of important qualifications and limitations, including that most of the covenants will be terminated before the Notes mature if at any time no default (as defined in the Indenture) exists under the Indenture and the Notes receive an investment grade rating from both of two specified ratings agencies.

Events of Default

The Indenture provides that each of the following is an event of default: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes; (iii) failure by either of the Issuers to comply with certain covenants relating to merger, consolidation or sale of assets; (iv) failure by the Partnership for 30 days after notice to comply with certain obligations to repurchase Notes; (v) failure by the Partnership for 120 days after notice to comply with its reporting obligations; (vi) failure by the Partnership for 60 days after notice to comply with any of the other agreements in the Indenture; (vii) there occurs with respect to any indebtedness having an outstanding principal amount of $15.0 million or more of the Partnership or any of its restricted subsidiaries (a) an event of default which results in such indebtedness being due and payable prior to its express maturity or (b) failure to make a principal, premium or interest payment when due and such defaulted payment is not made, waived or extended within the applicable grace period; (viii) failure by the Partnership, any of its restricted subsidiaries or other significant subsidiary to pay final judgments aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (ix) certain events of bankruptcy or insolvency described in the Indenture with respect to the Issuers or any of the Partnership’s restricted subsidiaries that is (or group of restricted subsidiaries that, taken together would be) a significant subsidiary; and (x) any Note guarantee ceases to be in full force and effect or a guarantor of the Notes denies or disaffirms its obligations under its Note guarantee other than, in each case, by reason of the release of such Note guarantee in accordance with the terms of the Indenture. In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to either of the Issuers, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

The foregoing description of the Indenture is not complete and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Registration Rights Agreement

In connection with the issuance and sale of the Notes, the Issuers and the Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”) with Barclays Capital Inc., as representative of the Initial Purchasers, dated July 17, 2014. Under the Registration Rights Agreement, the Issuers and the Guarantors have agreed to file and use commercially reasonable efforts to cause to become effective a registration statement with respect to an offer to exchange the Notes for substantially identical notes that are registered under the Securities Act of 1933, as amended, so as to permit the exchange offer to be consummated no later than the 365th day following the issuance of the Notes. Under specified circumstances, the Issuers and Guarantors have also agreed to use commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the Notes. The Issuers and the Guarantors are required to pay additional interest (up to a maximum of 1.0%) if they fail to comply with their obligations to consummate the exchange offer or to cause a shelf registration statement relating to resales of the Notes to become effective within the time periods specified in the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included, or incorporated by reference, in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

As a result of the completion of the offering and sale of the Notes, the borrowing base under the Partnership’s revolving credit facility was reduced from $1.44 billion to $1.315 billion.

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Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated July 17, 2014, by and among Memorial Production Partners LP, Memorial Production Finance Corporation, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee
4.2	Registration Rights Agreement, dated July 17, 2014, by and among Memorial Production Partners LP, Memorial Production Finance Corporation, the subsidiary guarantors named therein, and Barclays Capital Inc., as representative of the initial purchasers named therein

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMORIAL PRODUCTION PARTNERS LP

	By:	Memorial Production Partners GP LLC, its general partner

Date: July 17, 2014	By:	/s/ Kyle N. Roane
Kyle N. Roane
Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated July 17, 2014, by and among Memorial Production Partners LP, Memorial Production Finance Corporation, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee
4.2	Registration Rights Agreement, dated July 17, 2014, by and among Memorial Production Partners LP, Memorial Production Finance Corporation, the subsidiary guarantors named therein, and Barclays Capital Inc., as representative of the initial purchasers named therein